Exhibit 28(j)(ii)
CONSENT OF COUNSEL
          We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Gabelli Money Market Funds as filed with the Securities and Exchange Commission on or about January 28, 2011.
/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
January 28, 2011